SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report: July 28, 2005

Ventures-National Incorporated
(Exact Name of Registrant as Specified in its Charter)

Utah	000-32847	87-0433444
(State of Incorporation)	(Commission File Number)	(IRS Employer ID)

44358 Old Warm Springs Boulevard
Fremont, California 94538
(Address of principle executive offices)

(510) 824-1200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Copies to:
Gregory Sichenzia, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/_/ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 28, 2005, Farwell Equity Partners, LLC, a Delaware limited liability company (“Farwell”) entered into an Asset Purchase Agreement (the “Agreement”) with Oblio Telecom, Inc. (“Acquisition Sub”), a wholly owned subsidiary of Farwell, Oblio Telecom L.L.P., a Texas limited liability partnership (“Oblio”), and Sammy Jibrin and Radu Achiriloaie, the sole owners of Oblio.

The Agreement provides for the acquisition by Acquisition Sub of substantially all of Oblio’s assets. Ventures-National Incorporated (the “Company”), is a party as to certain specific provisions of the Agreement, primarily relating to a portion of the consideration payable to Oblio, including the issuance of 150,000 shares of the Company’s common stock (the “Common Stock”), the issuance of shares of Common Stock upon conversion of preferred stock of Acquisition Sub to be issued at the closing and the guaranty of Acquisition Sub’s promissory note in the principal amount of $2,500,000 issuable to Oblio. David Marks, the Company’s Chairman, is the managing member of Farwell.

The Agreement contemplates that at the closing of the acquisition, expected to take place on August 10, 2005, Farwell will convey 100% of the ownership interest in Acquisition Sub to the Company. The completion of such transaction is subject to the negotiation of a definitive agreement between Farwell and the Company, as well as financing and other customary closing terms and conditions.

Since the Company lacks the financial wherewithal to complete this acquisition on its own, it is anticipated that the consideration payable under the Agreement will be financed by a combination of equity to be provided by Farwell and the Company and conventional debt from a revolving credit facility and term loans. The terms of such equity and debt financing arrangements are currently being negotiated between Farwell, the Company, and third parties. These financing arrangements and the acquisition of Oblio’s assets will require the issuance of Common Stock resulting in dilution to the Company’s current shareholders. There can be no assurance that such financing arrangements will be finalized in a timely fashion or on terms acceptable to Farwell and the Company. If the parties are unable to agree on final terms, the transactions contemplated under the Agreement will not be completed.

Oblio is engaged in the creation, marketing, and distribution of prepaid telephone products for the wire line and wireless markets and other related activities. For the fiscal years ended December 31, 2004 and 2003, Oblio generated revenues of approximately $146,873,000 and $163,662,000, respectively. Its net income for those periods was $10,588,567 and $13,625,408 , respectively.

Item 3.02 Unregistered Sales of Equity Securities.

In November 2004, the Company issued to Frank Crivello, a shareholder of the Company, a convertible note (the “Note”) in the principal amount of $1,000,000. On July 28, 2005, Frank Crivello assigned the Note to Farwell. On July 28, 2005, Farwell notified the Company that it was exercising its right to convert $700,000 of the amount it is owed under the Note into 5,833,333 shares of Common Stock. The shares to be issued in connection with this conversion are exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits

(a) None
(b) None

Exhibit Number	Description

10.1 Asset Purchase Agreement dated July 28, 2005 among Farwell Equity Partners, Oblio Telecom, Inc., Oblio Telecom L.L.P., Sammy Jibrin and Radu Achiriloaie

99.1 Press Release

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned, thereunto duly authorized.

VENTURES-NATIONAL INCORPORATED

Date: July 29, 2005	By:	/s/ Curtis Okumura
Curtis Okumura
President